EXPLANATORY NOTE

RSE Collection, LLC has prepared this Pre-Effective Amendment No. 1 to its Form 1-A filed on June 30, 2017 solely for the purposes of Filing Exhibit 15.1 pursuant to Rule 252(d).

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (incorporated by reference to the copy submitted as Exhibit 2.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 2.2 – Amended and Restated Operating Agreement (incorporated by reference to the copy submitted as Exhibit 2.2 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 3.1 – Series Designation for Series #77LE1 (incorporated by reference to the copy submitted as Exhibit 3.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 3.2 – Series Designation for Series #69BM1 (incorporated by reference to the copy submitted as Exhibit 3.2 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 4.1 – Form of Subscription Agreement (incorporated by reference to the copy submitted as Exhibit 4.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 6.1 – Form of Asset Management Agreement (incorporated by reference to the copy submitted as Exhibit 6.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 6.2 – Promissory Note (incorporated by reference to the copy submitted as Exhibit 6.2 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 8.1 – Escrow Agreement (incorporated by reference to the copy submitted as Exhibit 8.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 11.1 – Consent of EisnerAmper LLP (incorporated by reference to the copy submitted as Exhibit 11.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 12.1 – Opinion of Nixon Peabody LLP (incorporated by reference to the copy submitted as Exhibit 12.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 13.1 – Testing the Waters Materials (incorporated by reference to the copy submitted as Exhibit 13.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d)*

* Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 11, 2017.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	July 11, 2017
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	July 11, 2017
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	July 11, 2017